                                                                    Exhibit 11.1

                       GTS DUARTEK, INC. AND SUBSIDARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                   Three Months                Six Months
                                                   Ended June 30              Ended June 30
                                                1997          1996         1997          1996
                                            -----------   -----------   -----------   -----------
Primary:

Earnings (loss) applicable
 to common stock                            $ 1,035,888   $   516,391   $(3,666,292)  $ 1,016,840

Accrued dividend on
 preferred stock                               (320,000)     (320,000)     (640,000)     (640,000)

Accretion of redeemable
 preferred stock                                (55,746)      (54,506)     (111,281)     (109,627)
                                            -----------   -----------   -----------   -----------
Net earnings (loss)
 applicable to common stock                 $   660,142   $   141,885   $(4,417,573)  $   267,213
                                            ===========   ===========   ===========   ===========

Average common shares
 outstanding                                 12,563,782    11,630,115    12,473,884    10,575,963

Dilutive effect of stock
 options and warrants                         1,570,843     2,553,166       785,422     2,524,066
                                            -----------   -----------   -----------   -----------
Weighted average common
 shares outstanding                          14,134,625    14,183,281    13,259,306    13,100,029

Earnings (loss) per common
 share                                      $      0.05   $      0.01   $     (0.33)  $      0.02
                                            ===========   ===========   ===========   ===========

Fully Diluted:

Earnings (loss) applicable
 to common stock                              1,035,888       516,391    (3,666,292)    1,016,840

Accrued dividend on
 preferred stock                               (320,000)     (320,000)     (640,000)     (640,000)

Accretion of redeemable
 preferred stock                                (55,746)      (54,506)     (111,281)     (109,627)
                                            -----------   -----------   -----------   -----------
Net earnings (loss)
 applicable to common stock                 $   660,142   $   141,885   $(4,417,573)  $   267,213
                                            ===========   ===========   ===========   ===========

Average common shares
 outstanding                                 12,563,782    11,630,115    12,563,782    10,575,963

Dilutive effect of stock
 options and warrants                         1,700,978     2,553,166       719,852     2,540,153
                                            -----------   -----------   -----------   -----------
Weighted average common
 shares outstanding                          14,264,760    14,183,281    13,283,634    13,116,116
                                            -----------   -----------   -----------   -----------

Earnings (loss) per common
 share                                      $      0.05   $      0.01   $     (0.33)  $      0.02
                                            ===========   ===========   ===========   ===========